Exhibit 99.1

News Release

Contact information:
Heather J. Wietzel
Vice President, Investor Relations
217-788-5144
investorrelations@horacemann.com

Horace Mann Announces Management Departure; Reiterates Commitment to Achieving Sustainable Double-Digit Return on Equity

SPRINGFIELD, Ill., March 18, 2021 - Horace Mann Educators Corporation (NYSE:HMN) today announced that Wade Rugenstein, EVP Supplemental, is leaving the company effective April 15, 2021, to pursue other interests outside of the insurance industry.

“Wade joined Horace Mann in conjunction with our acquisition of NTA Life Enterprises, LLC (NTA) in July 2019,” said Horace Mann President and CEO Marita Zuraitis. “We appreciate his contribution to the successful integration of NTA as our new Supplemental Insurance segment and wish him the best in his future endeavors. As we accelerate our growth trajectory in the post-pandemic environment with Horace Mann’s full suite of financial solutions for educators, his responsibilities will be shared across our existing leadership team.

“Since the acquisition, the Supplemental business has become integral to our ongoing initiatives to improve our ability to serve educators by enhancing our product offerings, strengthening our distribution and modernizing our infrastructure,” Zuraitis added. “The Supplemental segment contributed $43.1 million to total 2020 core earnings of $143.1 million. Now fully integrated, this segment joins with the others to keep us on the path to sustainable, long-term double-digit ROEs.”
About Horace Mann
Horace Mann is the largest financial services company focused on providing America's educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit horacemann.com.
Safe Harbor Statement
Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Annual Report on Form 10-K for the period ended December 31, 2020 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.
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